As filed with the Securities and Exchange Commission on March 13, 1997.
                                                        Registration No. 2-65195
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                           POST-EFFECTIVE AMENDMENT

                                      to

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                                          23-1704148
---------------------------                   ---------------------------------
(State of Incorporation)                      (IRS Employer Identification No.)


51 Valley Stream Parkway, Malvern, Pennsylvania              19355
-----------------------------------------------            ---------
(Address of Principal Executive Offices)                   (Zip Code)



                       1978 INCENTIVE STOCK OPTION PLAN
                (FORMERLY 1978 NON-QUALIFIED STOCK OPTION PLAN)
               ------------------------------------------------
                           (Full Title of the Plan)


                               Terrence W. Kyle
                             Senior Vice President
                      Shared Medical Systems Corporation
                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                  -------------------------------------------
                    (Name and address of agent for service)

                                (610) 219-6300
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                          STATEMENT OF DEREGISTRATION

Shared Medical Systems Corporation (the "Company") previously registered shares of its Common Stock, par value $.01 per share, for issuance pursuant to the Company's 1978 Incentive Stock Option Plan (formerly the 1978 Non-Qualified Stock Option Plan) (the "Plan") on registration statement No. 2-65195. The Company hereby deregisters the shares remaining available for issuance under the Plan. The reason for degistration is that no additional shares will be issued under the Plan, and there are no remaining outstanding options under the Plan.

THE DATE OF THIS STATEMENT OF DEGISTRATION IS JANUARY 17, 1997.

                                  SIGNATURES

         The Registrant.  Pursuant to the requirements of the Securities Act of
         --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on this 15th day of January, 1997.


                        SHARED MEDICAL SYSTEMS CORPORATION


                        By:  /s/ R. James Macaleer
                             -----------------------------
                                 R. James Macaleer,
                                 Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to a registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                              Title                     Date
----                              -----                     ----


/s/ Marvin S. Cadwell             President and Chief       January 17, 1997
-------------------------------   Executive Officer
Marvin S. Cadwell
(Principal Executive Officer)


/s/ Terrence W. Kyle              Senior Vice President     January 17, 1997
-------------------------------   and Chief Financial
Terrence W. Kyle                  Officer
(Principal Financial Officer)


/s/ Edward J. Grady               Controller                January 17, 1997
-------------------------------
Edward J. Grady
(Principal Accounting Officer)


/s/ R. James Macaleer             Chairman of the Board,    January 17, 1997
-------------------------------   Director
R. James Macaleer


/s/ Raymond K. Denworth, Jr.      Director                  January 17, 1997
-------------------------------
Raymond K. Denworth, Jr.


/s/ Frederick W. DeTurk           Director                  January 17, 1997
-------------------------------
Frederick W. DeTurk


/s/ Jeffrey S. Rubin              Director                  January 17, 1997
-------------------------------
Jeffrey S. Rubin


/s/ Josh S. Weston                Director                  January 17, 1997
-------------------------------
Josh S. Weston


/s/ Gail Wilensky                 Director                  January 17, 1997
-------------------------------
Gail Wilensky